UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 17, 2012

Metalico, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32453	52-2169780
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

186 North Ave. East, Cranford, New Jersey		07016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(908) 497-9610

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 17, 2012, Metalico, Inc. (the "Company"), together with certain of its direct and indirect subsidiaries, entered into a Fifth Amendment (the "Amendment") to the Credit Agreement dated as of February 26, 2010 (the "Credit Agreement") with a syndicate of lenders led by JPMorgan Chase Bank, N.A and also including RBS Business Capital, a division of RBS Asset Finance, Inc., a subsidiary of RBS Citizens, N.A., and Capital One Leverage Finance Corp. The material terms of the Amendment are set forth in Item 2.03 below, which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 17, 2012 the Company entered into a Fifth Amendment (the "Amendment") to the Credit Agreement dated as of February 26, 2011 (the "Credit Agreement") among the Company and certain of its direct and indirect subsidiaries as borrowers or guarantors and a syndicate of lenders led by JPMorgan Chase Bank, N.A. and also including RBS Business Capital, a division of RBS Asset Finance, Inc., a subsidiary of RBS Citizens, N.A., and Capital One Leverage Finance Corp. The Amendment provides for an increase in the maximum amount available under the Credit Agreement to approximately $113,000,000, including $110,000,000 under the revolving credit facility (up from $70,000,000). The term loan funded at the closing of the Credit Agreement continues to amortize and currently has an outstanding balance of less than $3,000,000. LIBOR-based interest rates for revolving loans have been reduced to the current LIBOR rate plus 2.75%. The Amendment also adjusts the definition of Fixed Charges and several covenants, allowing for increases in permitted indebtedness, capital expenditures, and permitted acquisition baskets. The maturity date has been extended from January 23, 2014 to February 17, 2016, so long as, as of December 31, 2013, the aggregate outstanding principal balance of the Company’s 7% Convertible Notes is not more than $15,000,000 and the Company meets certain availability tests. The Amendment also permits the Company, in its discretion, (i) to spend, subject to certain availability tests, up to $25,000,000 in the aggregate to redeem outstanding Convertible Notes, and (ii) to exchange equity for outstanding Convertible Notes. The remaining material terms of the Credit Agreement remain unchanged by the Amendment. The above description of the terms of the Amendment is qualified in its entirety by the Amendment, which will be filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2011 to be filed in March of 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metalico, Inc.

February 24, 2012	By:	/s/ Carlos E. Aguero

Name: Carlos E. Aguero
Title: Chairman, President and Chief Executive Officer